For Period ended 12/31/2017                         Series 47,54
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V for the Adviser Share Class, the answers for the Adviser Share Class are as follows:



USAA Flexible Income - Adviser Shares

72DD
Dollar Distributions
$182

73A
Per Share Distributions
0.3532

74U
Shares Outstanding
514

74V
NAV
$9.22



USAA Ultra Short-Term Bond - R6 Shares


72DD
Dollar Distributions
$77

73A
Per Share Distributions
$0.1509

74U
Shares Outstanding
511

74V
$9.97